Exhibit 10.1

PLACEMENT AGENCY AGREEMENT

January 27, 2017

Diffusion Pharmaceuticals Inc.
2020 Avon Court, Suite 4
Charlottesville, Virginia 22902

Ladies and Gentlemen:

This Placement Agency Agreement (the “Agreement”) confirms the retention by Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company”), of Maxim Merchant Capital, a division of Maxim Group LLC (Member FINRA/SIPC), to act as the placement agent (the “Placement Agent”) on a “commercially reasonable best efforts” basis in connection with the private placement (the “Placement”) of securities consisting of (i) the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) convertible into shares (the “Stock Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) for each share of Preferred Stock purchased in this Placement, a five-year warrant (the “Warrant”) to purchase one share of Common Stock to such Investor (as defined below) (the “Warrant Shares” and together with the Stock Conversion Shares, the “Conversion Shares”). The Preferred Stock and Warrants to be issued to the investors (the “Investors”) shall be called the “Investor Securities.”

1.	PLACEMENT

(a)     The Preferred Stock, which is the subject of the Placement, shall consist of that number of shares (i) equal to a minimum aggregate amount of $2,500,000 (the “Minimum Amount”) divided by a purchase price of the lower of: (A) $2.80 per share of Preferred Stock or (B) the price equal to a thirty (30) percent discount to the ten (10) day volume weighted average price of the Common Stock as reported by the NASDAQ Capital Market as of the close of business on the business day immediately preceding the date of the initial closing of the Placement, but in no event less than $2.00 per share of Preferred Stock (the “Purchase Price”), rounded up to the nearest whole share, and (ii) up to a maximum aggregate amount of $15,000,000 (the “Maximum Amount”) divided by the Purchase Price, rounded up to the nearest whole share, with such Minimum Amount subject to a decrease at the joint discretion of the Placement Agent and the Company and such Maximum Amount subject to an increase at the joint discretion of the Placement Agent and the Company equal to that number of shares of Preferred Stock equal to $10,000,000 divided by the Purchase Price, rounded up to the nearest whole share (such potential increase, the “Over-Allotment Option”). The minimum individual subscription amount shall be $50,000 in aggregate amount of Preferred Stock, provided that the Company and the Placement Agent may agree, in their discretion, to allow subscriptions for less than $50,000. The Preferred Stock, together with the Warrants, the Conversion Shares, the Warrant Shares, the Placement Agent Warrants (as defined below), and the Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Conversion Shares”), are referred to herein as the “Securities.”

(b)     The Placement will be made by the Company solely pursuant to the Offering Documents (as defined below). The Securities will not be registered under the Securities Act of 1933, as amended, or any applicable successor statute (the “Act”), but will be issued in reliance on the private offering exemption available under Section 4(a)(2) of the Act and the rules and regulations promulgated thereunder, including Regulation D of the Act (“Regulation D”). The Placement Agent understands that all subscriptions for the Investor Securities are subject to acceptance by the Company. Each of the Company and the Placement Agent reserve the right in their sole discretion to accept or reject any or all subscriptions for Investor Securities in whole or in part, regardless of whether any funds have been deposited into an escrow account. Any subscription monies received by the Placement Agent from Investors will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Placement Agent is subject to the Exchange Act, and as otherwise may be prescribed by the terms of the Offering Documents (as defined in Section 2 below).

(c)     Until the Initial Closing (as defined below) is held, all subscription funds received shall be held by Collegiate Peaks Bank or such other escrow agent as the Company and Placement Agent may mutually agree (the “Escrow Agent”). The Placement Agent shall use reasonably commercial effort to obtain accurate and complete information from Investors in the Subscription Documents (as defined in Section 2 below), but shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Documents or the authenticity, sufficiency or validity of any check delivered by any prospective Investor in payment for the Investor Securities, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify. All subscription checks and funds shall be promptly and directly delivered without offset or deduction to the Escrow Agent.

2.	OFFERING DOCUMENTS AND RELATED MATTERS

(a)     The Company has prepared a Confidential Private Placement Memorandum dated January 27, 2017 (the “Offering Memorandum”), as well as a Subscription Agreement for the Investor Securities in substantially the form attached hereto as Exhibit A (the “Subscription Agreement”) including the purchaser questionnaire to be attached thereto (the “Investor Questionnaire”), a Certificate of Designation for the Preferred Stock in substantially the form attached hereto as Exhibit B (the “Certificate of Designation”) and a form of Warrant in substantially the form attached hereto as Exhibit C, the Escrow Agreement to be entered into with the Escrow Agent (such Exhibits and other documents, collectively with the exhibits and attachments thereto or contemplated thereby and any amendments or supplements thereto prepared and furnished by the Company, which, among other things, describe the Placement and certain investment risks relating thereto (other than the Offering Memorandum), the “Subscription Documents,” and the Subscription Documents collectively with the Offering Memorandum, the “Offering Documents”).

(b)     The Company has been and will continue to be responsible for preparing and filing required documentation, if any, with the authorities in the United States or any state located therein (and subsequent to, if required by the laws of any such jurisdiction) in connection with the distribution of the Offering Documents to prospective Investors (the parties acknowledging, however, that the Placement of the Investor Securities is intended and expected to be wholly or partially exempt from filing requirements in the United States by reason of a private offering exemption available under Section 4(a)(2) of the Act and the rules and regulations promulgated thereunder, including Regulation D).

(c)     The Placement Agent and its counsel and the Company and its counsel have prepared the Offering Documents. The Placement Agent and its counsel have had or will have an opportunity to review the final form of the Offering Documents prior to the distribution thereof to prospective Investors, and the Offering Documents will be the only offering documents (other than cover letters approved in advance by the Company which may be used by the Placement Agent, and any documents made available to Investors in accordance with the terms of the Offering Documents) delivered to prospective Investors. The Placement Agent will timely advise the Company and its counsel in writing of those jurisdictions in which the Investor Securities may be offered and sold, and the Company agrees that it will prepare and file all required documentation in such jurisdictions to register and/or qualify the Placement and/or the Investor Securities for an exemption from registration in such jurisdictions. The Placement Agent further agrees that the Investor Securities will be offered or sold only in such jurisdictions and in the manner specified by the Company; provided, however, that the Placement Agent shall not be responsible for independently verifying such documentation with respect to the jurisdictions in which the Investor Securities may be offered and sold and with respect to the manner in which the Investor Securities may be offered and sold in such jurisdictions. Notwithstanding the foregoing, the Placement Agent shall be licensed to offer and sell the Investor Securities in each jurisdiction in which it intends to do so.

(d)     The Placement will be made in accordance with the requirements of Section 4(a)(2) under the Act and/or Regulation D only to investors that qualify as accredited investors, as defined in Rule 501(a) under the Act (“Accredited Investors”), purchasing for their own account for investment purposes only and not for distribution in violation of securities laws. Furthermore, prospective Investors will have been provided the Offering Documents and access to the management of the Company and afforded the opportunity to ask questions.

(e)     The Company recognizes, agrees and confirms that the Placement Agent (or any selling agent permitted to be utilized by the Placement Agent under Section 3(a) hereof): (i) will use and rely exclusively on the information contained in the Offering Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized, as the Company’s exclusive placement agent in connection with the Placement, to transmit to any prospective Investor a copy or copies of the Offering Documents and any other documentation supplied to the Placement Agent for transmission to any prospective Investor by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of any information contained in or incorporated by reference into the Offering Memorandum or any such other information (other than the Placement Agent OM Information (as defined below) provided to the Company or any prospective Investor); (iv) will not make an appraisal of the Company or any assets of the Company or the securities being offered by the Company in the Placement; and (v) retains the right to continue to perform due diligence of the Company during the course of the Company’s engagement of the Placement Agent. The Placement Agent agrees to keep all information (the “Information”) furnished by the Company to the Placement Agent and the Offering Documents confidential and will not make use thereof, except in connection with services hereunder for the Company; provided, however, that the Information and the Offering Documents will indicate that the receipient of such information or documents will keep such information strictly confidential. No such obligation of confidentiality shall apply to Information: (i) the disclosure of which is required by law or requested by any government, regulatory or self-regulatory agency or body; (ii) that is in or hereafter enters the public domain without a breach by the Placement Agent of its obligations to the Company; or (iii) that was or became known to the Placement Agent on a non-confidential basis from a source other than the Company, other than by the breach of an obligation of confidentiality owed to the Company. If the Placement Agent or its officers, directors, employees, agents, attorneys or other advisors is required to disclose such information pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law it shall, unless prohibited by law, use its commercially reasonable efforts to provide prompt written notice thereof to the Company so that the Company may contest such requirement or seek an appropriate protective order, and the Placement Agent or its officers, directors, employees, agents, attorneys or other advisors shall disclose such information only to the extent the Placement Agent or such person reasonably determines it is legally compelled to disclose and with respect to which it agrees to exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded therefor. Such disclosure shall in no way alter the confidential nature of such information for any other purpose. The obligation of confidentiality hereunder shall be binding on the Placement Agent for a period of two (2) years from the date of this Agreement, notwithstanding the termination of this Agreement or the passing of the Expiration Date.

3.	PLACEMENT AGENT

(a)     On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Company hereby employs the Placement Agent as its exclusive placement agent in the United States for the purpose of the Placement. This appointment shall be exclusive with respect to the Placement, and the Company shall not have the right to appoint additional sales agents in the United States without the Placement Agent’s express prior written consent. The Company hereby agrees that the Placement Agent shall have the right to utilize other selling broker-dealers in connection with the Placement of the Investor Securities on terms approved by the Placement Agent, provided such broker-dealers satisfy the requirements of Section 8(c) and are approved in writing by the Company. Subject to the provisions of Section 5 hereof and to the performance by the Company of all of its obligations to be performed hereunder, the Placement Agent agrees to use its commercially reasonable best efforts to assist in arranging for sales of Investor Securities. The Company recognizes that “commercially reasonable best efforts” does not assure that the Placement will be consummated and the Placement Agent has no obligation to purchase any of the Investor Securities. It is understood and agreed that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Placement Agent and the Company, and that the Placement Agent is acting only as a sales agent.

(b)     For the services of the Placement Agent hereunder, the Company will pay or caused to be paid to the Placement Agent at any Closing the following compensation:

(i)     a cash payment equal to 10% of the aggregate gross proceeds received by the Company from the sale of the Investor Securities at such Closing (provided, however, that for purposes of this Section 3(b)(i), the amount of “gross proceeds” shall not include gross proceeds received by the Company in the Placement from (A) any current security holder of the Company as of October 11, 2016 or any prospective Investor to which the Company has been introduced or in contact with regarding a potential investment in the Company prior to October 11, 2016, independent of any action on part of the Placement Agent (any such person, an “Existing Investor”) or (B) any exercise of Warrants), payable at such Closing in lawful money of the United States by check or wire transfer of immediately available funds; and

(ii)     a five-year warrant (the “Placement Agent Warrant”) to purchase a number of shares of Common Stock equal to 10% of the aggregate number of shares of Preferred Stock issued at such Closing to Investors other than Existing Investors. A Placement Agent Warrant will be issued at each closing and shall provide, among other things, that the Placement Agent Warrant shall:

(1)     be exercisable at an exercise price equal to 110% of the price of the Purchase Price;

(2)     be non-exercisable for six (6) months after the date of such Closing and expire five (5) years from the date of issuance;

(3)     provide for “cashless” exercise; and

(4)     provide for such other terms as are customary for warrants issued to placement agents.

(c)     Notwithstanding any termination or expiration of this Agreement pursuant to the terms hereof or otherwise (other than termination by the Placement Agent pursuant to Section 5(iii)), if on or before the twelve (12) month anniversary of such termination or expiration the Company completes any private financing of equity or equity-linked capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the Investors who were first introduced to the Company in connection with the financing contemplated hereby by the Placement Agent, the Company shall pay to the Placement Agent, at the closing of any such offering or financing, the fees described in, and in accordance with the terms and provisions of, Section 3(b)(i) and (ii) above; provided, however, that the Placement Agent shall only be entitled to the lower of the fees payable pursuant to this Section 3(c) and the fees payable to the Placement Agreement pursuant to Section 3(d) in a subsequent financing led by the Placement Agent.

(d)     Upon the successful completion of the Initial Closing of the Placement, for a period of twelve (12) months from the final Closing, the Company grants the Placement Agent the right of refusal to act as lead placement agent in any private financing of equity or equity-linked capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) during such twelve (12) month] period.  The Placement Agent shall notify the company within fifteen (15) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. In the event the Placement Agent exercises its right pursuant to this Section 3(d), the Company and the Placement Agent shall enter into a customary placement agency agreement or engagement letter, as applicable, containing customary terms and conditions and in form and substance mutually acceptable to the Company and the Placement Agent. For clarity, this Section 3(d) shall only apply if one or more Closings is/are completed and shall not apply if this Agreement is terminated prior to the completion of any Closing. If the Placement Agent shall decline such retention, the Company shall have no further obligation to the Placement Agent, except as specifically provided for herein.

(e)     Upon receipt by the Company from a proposed Investor of completed Subscription Documents, and such other documents as the Company requests, the Company and the Placement Agent will determine in their sole discretion whether they wish to accept or reject the subscription.

4.	PAYMENT BY COMPANY OF EXPENSES

The Company will pay for or promptly reimburse the Placement Agent at each Closing for, as the case may be, all reasonable and documented expenses of the Company and the Placement Agent relating to the Placement (including, without limitation, all reasonable and documented legal fees and disbursements and all reasonable and documented travel and other reasonable and documented out-of-pocket expenses incurred by the Placement Agent (exclusive of any fees and expenses related to “blue sky” filings) unless otherwise approved in writing by the Company) and all other reasonable and documented out-of-pocket expenses of the Placement Agent relating to activities under this Agreement, including, without limitation: (i) the preparation, printing, reproduction, filing, distribution and mailing of the Offering Documents and all other documents relating to the Placement, and any supplements or amendments thereto, including the fees and expenses of counsel to the Company, and the cost of all copies thereof; (ii) the issuance, sale, transfer and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the registration and qualification of the Securities or the securing of an exemption therefrom under state of foreign “blue sky” or securities laws, including, without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought, the costs of preparing preliminary, supplemental and final “blue sky surveys” relating to the offer and sale of the Securities and the reasonable and documented fees and disbursements of counsel to the Placement Agent in connection with such “blue sky” matters, unless the Company shall incur such expenses directly; (iv) the filing fees, if any, payable to the applicable securities regulatory authorities; (v) all Escrow Agent fees; and (vi) all reasonable and documented road show expenses, travel, and other related expenses; provided however that the Company’s reimbursement obligations pursuant to clause (vi) shall not exceed, in the aggregate, $60,000 without the prior written consent of the Company and the Company shall not be responsible for the expenses of any Investors in the Placement.

5.	TERMINATION OF PLACEMENT

The Placement and this Agreement will terminate upon the earlier of (a) the date upon which the Company has accepted subscriptions for the Maximum Amount, subject to increase pursuant to the exercise of the Over-Allotment Option at the joint discretion of the Company and the Placement Agent and (b) July 31, 2017; unless extended by the mutual agreement of the Company and the Placement Agent for an additional thirty (30) day period (such period, the “Offering Period”). Prior to the end of the Offering Period, the Placement may be terminated: (i) by the Placement Agent or the Company at any time upon thirty (30) days’ prior written notice; (ii) by the Company upon giving written notice to the Placement Agent in the event that the Placement Agent shall be in material breach of any representation, warranty or covenant made by it in this Agreement, provided that the Placement Agent shall not have cured any such breach or alleged breach within fifteen (15) days after receipt of written notice from the Company of any such breach or (iii) immediately by the Placement Agent upon giving written notice to the Company, but only in the event that:

(a)     in the reasonable opinion of the Placement Agent, to the extent that the Offering Memorandum contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made regarding the Company and its business, and the Company shall not have corrected such untrue statement or omission to the reasonable satisfaction of the Placement Agent and its counsel within fifteen (15) days after the Company receives written notice of such untrue statement or omission, provided that notwithstanding such fifteen (15) day period, the Closing (as defined in Section 6 below) shall not occur hereunder until the Placement Agent shall notify the Company that it is satisfied, in its reasonable determination, that the Company has taken such steps (including circulating amended offering materials and affording prospective Investors a reasonable opportunity to review such amendments) to allow the Closing to occur; or

(b)     the Company shall be in material breach of any representation, warranty or covenant made by it in this Agreement, the Offering Memorandum or any other document relating to the Placement and the Company shall not have cured such breach (if capable of cure) within fifteen (15) days after receipt of written notice from the Placement Agent of any such breach thereof).

In the event of any such termination pursuant to this Section 5, the Placement Agent shall be entitled to receive, accrued to date, an amount equal to the sum of (A) all Placement Agent’s fees in accordance with Section 3 and (B) the reasonable and documented expenses incurred by the Placement Agent in connection with the Placement in accordance with Section 4.

6.	OFFERING PERIOD; CLOSINGS

(a)     Subject to the terms and conditions set forth in Sections 5 and 10 hereof, the Placement Agent will, on an exclusive basis, conduct the Placement on a “commercially reasonable best efforts” basis to Accredited Investors only and the Investor Securities will be offered for a period beginning from the date hereof and ending no later than the end of the Offering Period set forth in Section 5 above. Unless the Minimum Amount is subscribed for and accepted by the Company by the conclusion of the Offering Period, or waived by the Company, the Placement will be terminated and all subscription proceeds will be returned to Investors without interest or deduction. If at least the Minimum Amount has been subscribed for and accepted by the Company at any time during the Offering Period, the Company will conduct a closing on such Investor Securities at a time of its choosing (the “Initial Closing”). Thereafter, the Company may, in its sole and absolute discretion, conduct subsequent closings (together with the Initial Closing, each, a “Closing”) until the first to occur of: (i) the full subscription for and acceptance by the Company of the Maximum Amount, subject to increase pursuant to the exercise of the Over-Allotment Option at the joint discretion of the Company and the Placement Agent, (ii) the conclusion of the Offering Period, or (iii) the termination of the Placement and this Agreement. Any Closing shall be undertaken in a manner agreed to by the Company and the Placement Agent. The date upon which a Closing is held shall hereinafter be referred to as the “Closing Date.”

(b)     The purchases of Investor Securities by the Investors shall be evidenced by the execution of Subscription Agreements by each of the Investors and the Company. At or promptly following each Closing, the Company shall deliver the Securities to the Investors and the Placement Agent, as applicable, together with such other closing documentation as may be required in order to affect the Closing.

7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Placement Agent as of the date hereof (or such other date as explicitly set forth in the applicable representation) that, except as set forth in the Schedules hereto, the Offering Memorandum or in any report, proxy statement, registration statement, prospectus, schedule, form, statement, certification and other document (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by the Company with the Securities and Exchange Commission, or the Offering Memorandum, which exceptions shall be deemed to be part of the representations and warranties made hereunder:

(a)     Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean, as to any entity, any material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of the Company and its subsidiaries as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement or the Offering Documents, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement or the Offering Documents).

(b)     Capitalization; Organizational Documents; Subsidiaries. (i) The authorized capital stock of the Company consists of 30,000,000 shares of Preferred Stock, and 1,000,000,000 shares of Common Stock. As of the date of the Offering Memorandum; (i) no shares of Preferred Stock and 10,345,637 shares of Common Stock were issued and outstanding and no other shares of capital stock of the Company are issued and outstanding, (ii) all of the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws, and (iii) no shares of capital stock are subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company. Except as previously disclosed to the Placement Agent, as of the date hereof, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock. As of the date of the Offering Memorandum, there are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Certificate of Incorporation (as defined below) or the Company’s By-laws (as defined below) or by agreement or otherwise. As of the date of the Offering Memorandum, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has made available to the Placement Agent true and correct copies of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s By-laws, as in effect on the date hereof (the “By-laws”). The Company is not in violation of its Certificate of Incorporation or By-laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation and Certificate of Designation. No person will be entitled to exercise any right to require the Company to register any securities of the Company under the Act or to participate in any such registration as a result of the transactions contemplated by the Placement.

(ii) The Investor Securities have been duly authorized, and the Investor Securities, when issued and delivered against payment therefor as provided herein and in the Offering Documents, will be validly issued, fully paid and nonassessable, free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Act), and will conform to the description thereof, to the extent applicable, in the Offering Documents. The Conversion Securities, when issued upon the due conversion of the Preferred Stock and the exercise of the Warrants, and the Placement Agent Conversion Securities, when issued and delivered upon the due exercise of the Placement Agent Warrants, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Act), and will, to the extent applicable, conform to the description thereof in the Offering Documents. A sufficient number of authorized but unissued shares of Conversion Securities and Placement Agent Conversion Securities shall be reserved for issuance upon the conversion of the Preferred Stock, exercise of the Warrants and upon the exercise of the Placement Agent Warrants.

(iii)     Except for ProElite, Inc., the Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its subsidiaries free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)     Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement in accordance with the terms hereof, and to issue and sell the Securities in accordance with the terms of the Offering Documents, (ii) the execution and delivery by the Company of the Offering Documents to which it is party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, and (iii) this Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and the other Offering Documents to which the Company is a party, when duly executed and delivered by the Company, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d)     No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Offering Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (i) result in a violation of the terms of the Company’s Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of, any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company, under any agreement listed on Schedule 7(d), or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. The Company is not in violation of any term of or in default under, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgement, decree or order of any statute, rule or regulation applicable to it, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Offering Documents, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Offering Documents in accordance with the terms hereof or thereof, other than filings pursuant to federal and state securities laws and the rules and regulations of NASDAQ in connection with the sale of the Securities, except where such consent, authorization, order, filing or registration would not have a Material Adverse Effect. All material consents, authorizations, orders, filings and registrations that the Company is required to obtain prior to the date hereof pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(e)     SEC Reports: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The interactive data in eXtensible Business Reporting Language included the SEC Reports and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)     Liabilities. Except as reflected in the financial statements included in the SEC Reports, as of the date of such financial statements, the Company had not incurred any material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions, except in the ordinary course of business.

(g)     Securities Law Exemption. Assuming the truth and accuracy of each Investor’s representations set forth in the Subscription Documents and the Placement Agent’s representations set forth herein, the offer, sale and issuance of the Securities as contemplated by this Agreement and the Offering Documents are exempt from the registration requirements of the Act and applicable “blue sky” state securities laws, and neither the Company nor any authorized agent acting on its behalf at the instruction of the Company has taken or will take any action hereafter that would cause the loss of such exemption.

(h)     Litigation.

(i) There are no actions, suits, arbitrations or other proceedings pending before or by any court or governmental authority against the Company or, to the knowledge of the Company, threatened against the Company, except for such as would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s right to execute this Agreement and comply the terms hereof.

(ii) There are no actions, proceedings, claims or investigations before or by any court or governmental authority (or any state of facts which management of the Company has concluded could give rise thereto) pending or, to the knowledge of the Company, threatened, against the Company’s officers or directors which, if determined adversely to such officer or director, would have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the enforceability thereof.

(i)     Intellectual Property. The Company owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business (the “Proprietary Rights”), except as would not have a Material Adverse Effect. The Company has taken all commercially reasonable action to protect all of the Proprietary Rights, except as would not have a Material Adverse Effect. The Company has not received any notice of, and there are not any facts known to the Company which indicate the existence of; (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights or (iii) any infringement, misappropriation or violation by the Company or any of its employees of any Proprietary Rights of third parties, except, in each case, as would not have a Material Adverse Effect. The Company has received no notice that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee’s reasonable best efforts to promote the interests of the Company or that would conflict with the Company’s business as currently conducted, except as would not have a Material Adverse Effect.

(j)     Title to Property and Assets. The Company has good and marketable title to or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, other than liens or other encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect.

(k)     Compliance with Laws. The Company is in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to it, the conduct of its business as presently conducted, and the ownership of its property and assets (including, without limitation, those promulgated by the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority, those relating to occupational safety, health, wage and hour, employment discrimination, and the Environmental Laws (as defined below)), and the Company has not received any notice of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except, in each case, where such violation or violations do not have a Material Adverse Effect. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect. “Environmental Laws” means all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination or pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to transportation, storage, use, manufacture, disposal or release of, or exposure of employees or others to, Hazardous Materials (as defined below) or emissions, discharges, releases or threatened releases of Hazardous Materials. “Hazardous Materials” means any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws.

(l)     Licenses and Permits. The Company has obtained and maintains all material federal, state, local and foreign licenses, permits, consents, approvals, registrations, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted, except where the failure to obtain or maintain such licenses, permits, consents, approvals, registrations, authorizations and qualifications could not have a Material Adverse Effect. The Company is not in default in any material respect under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications.

(m)     Employee Benefit Plans. All “employee benefit plans,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company has any liability or obligation, contingent or otherwise (the “Benefit Plans”), comply in all material respects and have been maintained and administered in material compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and all other statutes, orders and governmental rules and regulations applicable to such Benefit Plans.  To the knowledge of the Company, (i) the Company has not incurred any material liability pursuant to ERISA as the result of the failure to comply with ERISA with respect to any Benefit Plan or pursuant to the penalty or excise tax provisions of the Code relating to any Benefit Plan and (ii) no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such material liability by the Company, or in the imposition of any material lien on any of the rights, properties or assets of the Company pursuant to. The Company does not maintain or contribute to, and has no liability with respect to, any “multiemployer plan,” as such term is defined in Section 4001 of ERISA.

(n)     Taxes. The Company has (i) timely filed all tax returns and reports (federal, state and local) required to be filed, if any, and any such returns and reports are true and correct in all material respects, (ii) paid all taxes and other assessments, if any, shown to be due on such returns or reports, except for any taxes being appealed in good faith and (iii) not, since its inception, had any tax returns and / or reports examined by the Internal Revenue Service or any state or local taxing authority, or been informed that the Internal Revenue Service or any state or local taxing authority is in the process of examining any such tax returns and / or reports; except as would not, in each case, have a Material Adverse Effect. The Company has not elected, pursuant to the Code, to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

(o)     Insurance. The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems appropriate; such insurance insures against such losses and risks to an extent which is customary for the type of business and the locations in which the Company is engaged and located, respectively; all such insurance is in full force on the date hereof; the Company has not received any notice and has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect; the Company has not been denied any insurance coverage that it has sought or for which it has applied.

(p)     Employees.

(i)    The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the knowledge of the Company, threatened with respect to the Company. To the knowledge of the Company, no executive officer or key employee intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

(ii)    To the knowledge of the Company, none of the Company’s full-time employees have entered into or are in violation of any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company; and the Company has not received notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

(q)     Material Contracts. All material contracts, agreements, instruments, leases, licenses, arrangements, understandings or other documents set forth on Schedule 7(q) (the “Material Contracts”) are valid and in full force and effect as to the Company and the subsidiaries, and, to the knowledge of the Company, to the other parties thereto, except as would not have a Material Adverse Effect. The Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, would not reasonably be expected to (a) affect the validity of this Agreement or the Offering Documents, (b) have a Material Adverse Effect, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement or any other Offering Documents. To the knowledge of the Company, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect, except as would not have a Material Adverse Effect. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto, except as would not have a Material Adverse Effect.

(r)     No Integrated Offering. Neither the Company nor any of its affiliates, nor any person acting on its behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any past issuance of the Company’s securities for purposes of the Act.

(s)     Regulation D. The Investor Securities will be offered and sold pursuant to the registration exemption provided by Section 4(a)(2) of the Act and Rule 506(b) under Regulation D promulgated thereunder as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Investor Securities are being offered for sale. The Offering Memorandum describes all material risks of an investment in the Company’s securities. The Company has not taken and will not take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Placement, the exemption(s) from registration available pursuant to Section 4(a)(2) and Regulation D of the Act and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been and to the knowledge of the Company, none of the Company’s predecessors or affiliates have been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such persons for failing to comply with Section 503 of Regulation D.

(t)     Offering Memorandum.

(i)    The Offering Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such statement or information was not provided to the Company by the Placement Agent.

(ii)    The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the Placement other than the Offering Memorandum or any amendment or supplement thereto. The Company has not nor will it take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Investor Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Act.

(u)     Finders. Except for the fees payable to the Placement Agent described in this Agreement, the Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee or similar fee in connection with the Placement and agrees to indemnify the Placement Agent from any such claim made by any other person.

(v)     Transfer Taxes. No stock transfer or other similar taxes will be payable by or on behalf of the Placement Agent, or will otherwise be imposed on any amount which is required to be paid to the Placement Agent, acting in its capacity as such, in connection with the sale and transfer of the Securities to be sold to the Investors hereunder.

(w)     Contributions. Since January 8, 2016, neither the Company, nor any director or officer of the Company, nor to the knowledge of the Company, any agent, employee or affiliate of the Company has directly or indirectly (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully where required by law any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977.

(x)     Money Laundering Laws. Since January 8, 2016, the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(y)     OFAC. Since January 8, 2016, neither the Company, nor any director or officer of the Company, nor to the knowledge of the Company, any agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z)     Patriot Act; Etc. Since January 8, 2016, neither the sale of the Investor Securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, since January 8, 2016, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. Since January 8, 2016, the Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(aa)     Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(bb)     Related Party Transactions. Except as would not have a Material Adverse Effect and except as disclosed in the Company’s SEC Reports, no transaction of the nature defined in Item 404 of Regulation S-K promulgated under the Act has occurred between or among the Company and any of its affiliates, officers or directors.

(cc)     Disqualification Events.     To the knowledge of the Company, none of the “bad actor” disqualifications described in Rule 506(d)(1) of Regulation D under the Act  (“Disqualification Events”) apply to the Company or any of its “Covered Persons” as such term is defined in  Rule 506(d)(1) of Regulation D under the Act.

(dd)     Books and Records. Since January 8, 2016, the books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the material transactions in, and dispositions of, the assets of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles. Since January 8, 2016, and except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT

The Placement Agent hereby represents and warrants to, and covenants with, the Company that:

(a)     This Agreement and all other documents to be entered into by the Placement Agent in connection with the transactions described herein and in the Offering Memorandum have been, or will be when entered into, duly authorized, executed and delivered by the Placement Agent and constitute the legal, valid and binding obligation of the Placement Agent, enforceable against it in accordance with its terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors’ rights generally. The Placement Agent is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of New York, with full power and authority to perform its obligations under this Agreement

(b)       (i)     Offers and sales of Investor Securities by the Placement Agent will be made only in such jurisdictions in which: (a) the Placement Agent is a registered broker-dealer; and (b) the Placement Agent has been advised by counsel that the offering and sale of the Investor Securities is registered under, or is exempt from registration under, applicable laws.

(ii)     Offers and sales of Investor Securities by the Placement Agent will be made in compliance with the provisions of Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder.

(c)     The Placement Agent is: (i) a registered broker-dealer under the Exchange Act; (ii) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell Investor Securities in such jurisdiction.

(d)     The Placement Agent has not and will not make an offer of Investor Securities on the basis of any communications or documents relating to the Company or the Investor Securities except the Offering Memorandum and the exhibits thereto and documents described, referred to or incorporated by reference therein (including the other Offering Documents). The Placement Agent will deliver a copy of the Offering Memorandum to each prospective Investor solicited by it prior to such offeree’s execution of the Subscription Documents or, in the case of amendments or supplements to the Offering Memorandum (other than those amendments and supplements approved in writing by the Company but designated in writing as not subject to this requirement), prior to such offeree’s execution of an acknowledgment of receipt of such amendment or supplement and reconfirmation of intent to subscribe.

(e)     The Placement Agent will not transmit to the Company any written offer from an offeree to purchase Investor Securities unless, immediately prior thereto, it reasonably believes that: (i) the offeree is an Accredited Investor as evidenced by a completed Investor Questionnaire in the form attached to the Subscription Agreement; and (ii) the offeree meets all other offeree and/or purchaser suitability standards, if any, required under applicable securities laws and regulations.

(f)     Based on factual investigation by the Placement Agent, none of the Disqualification Events apply to the Placement Agent or any of its Covered Persons.

(g)     The Placement Agent currently intends the Investor Securities to be offered in the jurisdictions set forth on Schedule 8(g). The Placement Agent will periodically notify the Company of any additional jurisdictions in which it intends the Investor Securities to be offered by it or will be offered by it pursuant to this Agreement, and will periodically, or upon request, notify the Company of the status of the offering conducted pursuant to this Agreement.

(h)     At the date of the Offering Memorandum, the sections of the Offering Memorandum titled “Plan of Distribution” and the other sections relating to the Placement Agent (the “Placement Agent OM Information”) did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the Offering Memorandum, the Placement Agent has not performed any act or contravention of such sections of the Offering Memorandum that would make any statement contained therein untrue.

(i)     No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by the Placement Agent of its obligations under this Agreement, other than those that have been previously obtained by the Placement Agent.

9.	COVENANTS

The Company covenants to the Placement Agent that it shall:

(a)     Notify the Placement Agent as soon as practicable, and confirm such notice promptly in writing: (i) when any event shall have occurred during the period commencing on the date hereof and ending on the final Closing Date as a result of which the Offering Memorandum would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that such statement or information was not provided to the Company by the Placement Agent, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Securities or of an exemption from such registration or qualification in any jurisdiction. The Company will use its commercially reasonable efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued, to obtain the lifting thereof as promptly as possible.

(b)     Not supplement or amend the Offering Documents unless the Placement Agent and its counsel shall have approved of such supplement or amendment, such approval not to be unreasonably withheld, delayed or conditioned, or as required by applicable law, rule or regulation. If, at any time during the period commencing on the date hereof and ending on the final Closing Date, any event shall have occurred as a result of which, the Offering Memorandum contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or if, in the opinion of counsel to the Company, it is necessary at any time to supplement or amend the Offering Documents to comply with the Act, Regulation D or any applicable securities or “blue sky” laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance reasonably satisfactory to the Placement Agent and its counsel) which will correct such statement or omission or which will effect such compliance.

(c)     Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

(d)     Not, directly or indirectly, in connection with the Placement or as otherwise agreed to in this Agreement, solicit any offer to buy from, or offer to sell to, any person or entity any Investor Securities except through the Placement Agent, including, without limitation, any advertisement, article, notice or other general solicitation published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(e)     During the period commencing on the date hereof and ending on the date of the final Closing, on reasonable request, extend to each prospective investor or his purchaser representative, if any, the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Placement and the business of the Company and obtain any other additional information, to the extent it possesses the same or can acquire it without unreasonable effort or expense, as such prospective Investor or purchaser representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such prospective Investor or purchaser representative, as the case may be.

(f)     Notify the Placement Agent promptly of the acceptance or rejection of any subscription.

(g)     Timely file a Notice of Sale of Securities on Form D with the SEC, if required by law. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any province or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

(h)     Place the following or similar legend on all certificates representing the Securities:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(i)     Not, directly or indirectly, engage in any act or activity which is reasonably expected to have an adverse effect on the status of the offering and sale of the Investor Securities as exempt transactions under the Act or under the securities or “blue sky” laws of any jurisdiction in which the Placement may be made.

(j)     Not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication or hold any press conference with respect to the Placement, without the prior consent of the Placement Agent, which consent will not be unreasonably withheld, conditioned or delayed.

(k)     The Company will initially invest the proceeds of the Placement and all other funds of the Company in such a manner intended to cause the Company not to be subject to the United States Investment Company Act of 1940, as amended.

(l)     In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the covenants made by the Company in the Subscription Documents used in connection with the Placement.

The Placement Agent covenants to the Company that it shall:

(m)     Notify the Company as soon as practicable, and confirm such notice promptly in writing: (A) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date as a result of which the portions of the Offering Memorandum pertaining to the Placement Agent would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the suspension or termination of the Placement Agent’s license, qualification or registration as a broker-dealer under the Exchange Act or any similar securities laws in a jurisdiction in which it is required to be licensed, qualified or registered in order to offer and sell the Investor Securities in such jurisdiction, or its FINRA membership. The Placement Agent will use commercially reasonable efforts to prevent and/or cure any suspension or termination of such license, qualification, registration and/or membership.

(n)     Not solicit any offer to buy or offer to sell Investor Securities by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(o)     Not, directly or indirectly, engage in any act or activity which is reasonably expected to have an adverse effect the status of the offering and sale of the Investor Securities as exempt transactions under the Act or under the securities or “blue sky” laws of any jurisdiction in which the Placement may be made, including, but not limited to, any action (except for actions contemplated by the Offering Memorandum) that would cause the Placement to be integrated with other securities offerings under Rule 502(a) of Regulation D, which would require the registration of any such securities under the Act.

10.	CONDITIONS TO THE PLACEMENT AGENT’S OBLIGATIONS

The obligations of the Placement Agent pursuant to this Agreement shall be subject to the following conditions:

(a)     At each Closing, the Placement Agent shall have received the favorable opinion of Dechert LLP, counsel for the Company, in the form and substance reasonably satisfactory to the Placement Agent.

(b)     Prior to the date hereof, the Company shall have delivered to the Placement Agent (i) a Good Standing Certificate for the Company from the Secretary of State of its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, and (ii) certified resolutions of the Company’s Board of Directors approving this Agreement and any other Offering Documents and the transactions and agreements contemplated by this Agreement and any other Offering Documents.

(c)     At each Closing, the Placement Agent shall have received: (i) a certificate of the chief executive officer of the Company, dated, as of such Closing, to the effect that, subject to the last sentence of this Section 10(c), as of the applicable Closing Date, the representations and warranties of the Company contained herein were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects and (ii) a certificate of the secretary of the Company, dated as of the applicable Closing Date, certifying, as of such date the Certificate of Incorporation and Bylaws of the Company and the Certificate of Designation. At any Closing, the Company may deliver to the Placement Agent a certificate as of such Closing Date to provide exceptions to any representation and warranty made herein or to update any schedule or exhibit attached hereto.

11.	INDEMNIFICATION

(a)     The Company agrees to indemnify and hold harmless the Placement Agent, any person who controls the Placement Agent within the meaning of the Act, Section 20(a) of the Exchange Act or any applicable statute, and each partner, director, officer, employee, agent and representative of the Placement Agent and its representatives (each, a “Placement Agent Indemnified Party”) from and against any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in investigating, preparing or defending against any litigation commenced), but excluding any such losses, etc., found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Placement Agent Indemnified Parties (collectively “Placement Agent Losses”), which any such person may incur or which may be made or brought against any such Placement Agent Indemnified Party arising out of or based upon: any material breach of any of the agreements, representations or warranties of the Company contained in or contemplated by this Agreement or the Offering Memorandum, including, without limitation, those arising out of or based on any alleged untrue statement of a material fact contained in the Offering Memorandum or omission to state a material fact required to be stated in the Offering Memorandum or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made (other than with respect to the Placement Agent OM Information). In no event shall the Company be responsible for any special, indirect or consequential damages incurred by the Placement Agent Indemnified Parties pursuant to this Section 11(a). This indemnity agreement by, and the agreements, warranties and representations of, the Company shall survive the offer, sale and delivery of the Investor Securities and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Investor Securities hereunder.

(b)     The Placement Agent agrees to indemnify and hold harmless the Company and its affiliates, any person who controls any of them within the meaning of the Act, Section 20(a) of the Exchange Act or any applicable statute, and each officer, director, employee, agent and representative of the Company or any of its affiliates from and against any loss, damage, expense, liability or claim or actions or proceedings in respect thereof (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in investigating, preparing or defending against any litigation commenced) which any such person may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) a material breach of any of the agreements, representations or warranties of the Placement Agent contained in this Agreement or the Offering Documents, or (ii) any untrue statement of a material fact in any information provided to the Company by the Placement Agent, expressly for use in and used in the Offering Memorandum. This indemnity agreement by, and the agreements, warranties and representations of, the Placement Agent shall survive the offer, sale and delivery of the Investor Securities and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Investor Securities hereunder.

(c)     If any action is brought against a party (the “Indemnified Party”) in respect of which indemnity may be sought against one or more other parties (the “Indemnifying Party” or “Indemnifying Parties”), the Indemnified Party shall promptly notify the Indemnifying Party or Parties in writing of the institution of such action; provided, however, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder except to the extent the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party or Parties may at its or their own expense elect in writing to assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; provided, however, that no Indemnifying or Indemnified Party shall consent to the entry of any judgment or enter into any settlement by which the other party is to be bound without the prior written consent of such other party, which consent shall not be unreasonably withheld or delayed (it being agreed that it would be unreasonable to withhold consent to a settlement that (x) involves only the payment of funds by the Indemnifying Party and (y) involves no finding or admission of any wrongdoing or breach or any violation of any legal requirement by the Indemnified Party and (z) would not reasonably be expected to have an adverse effect on the continuing business interests of the Company). In any indemnification claim, any Indemnified Party shall have the right to retain its own separate counsel at such Indemnified Party’s own expense and not subject to the reimbursement by the Indemnifying Party; provided, however, that the Indemnifying Party shall pay as incurred the reasonable and documented fees and expenses of such counsel incurred in connection with investigating, preparing, defending, paying, settling or compromising any indemnification claim if; (i) the use of counsel chosen by the Indemnifying Party to represent both the Indemnifying Party and the Indemnified Party would present, in the judgment of counsel to such Indemnified Party, such counsel with an actual or potential conflict of interest, (ii) the Indemnifying Party shall not have employed reasonably satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such indemnification claim, or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel (in addition to any local counsel) at the expense of the Indemnifying Party in writing. The Indemnifying Party shall not, in connection with any indemnification claim, be liable for the fees and expense of more than one separate counsel (in addition to any local counsel) for all Indemnified Parties. All references to the Indemnified Party contained in this Section 11(c) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives. The indemnity agreements set forth in this Section 11 shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Placement Agent be obligated to indemnify any person or entity in an amount in excess of the gross consideration received by the Placement Agent for services rendered hereunder.

(d)     If a claim for indemnification pursuant to the indemnification provisions of this Section 11 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, the party entitled to indemnification by the terms thereof shall be entitled to contribution to losses, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (except that no contribution shall be required as a result of the Indemnified Party’s gross negligence, bad faith or willful misconduct). In determining the amount of such contribution by the Company and the Placement Agent, there shall be considered (i) the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, from the Placement (which shall be deemed to be the portion of the proceeds of the Placement realized by each party), and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, damages, liabilities and expenses as well as any relevant equitable considerations.. No party shall be liable for contribution with respect to any action or claim settled without its consent. No party found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation with respect to any amount attributable thereto. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11 or otherwise. For purposes of this Section 11, each person, if any, who controls a party to this Agreement within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as that party to this Agreement. Notwithstanding the foregoing, in no event will the aggregate contribution by the Placement Agent hereunder exceed the amount of fees actually received by the Placement Agent pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Placement Agent and any other Indemnified Person.

12.	MISCELLANEOUS

(a)     The agreements set forth in this Agreement have been made and are made solely for the benefit of the parties hereto and their respective permitted successors and assigns thereof, and except as expressly provided herein nothing expressed or mentioned herein is intended or shall be construed to give any third party any legal, equitable or other right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. The term “successors and assigns” as used herein shall not include any purchaser of any Investor Securities merely because of such purchase. Notwithstanding anything herein contained to the contrary, neither the Placement Agent nor the Company shall assign to an unaffiliated third party any of its obligations hereunder, without the prior written consent of the other party.

(b)     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice): (a) if to the Company, Diffusion Pharmaceuticals Inc., 2020 Avon Court #4, Charlottesville, VA 22902, Attention: David Kalergis and Ben Shealy, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, Attention: David Rosenthal, Esq; and (b) if to the Placement Agent, Maxim Group Inc., 405 Lexington Avenue, New York, NY 10174, Attention: Christopher Brothers and Kareem Ali; with a copy to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10021, Attention: Steven M. Skolnick, Esq., or at such other address as any party may designate to the others in accordance with this Section 12(b).

(c)     This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof. Each of the parties hereto hereby (i) irrevocably consents to the jurisdiction of the United States District Court for the Southern District of New York and any state court in the State of New York (and of the appropriate appellate courts from any of the foregoing) in connection with any suit, action or other proceeding (each a “Proceeding”) directly or indirectly arising out of or relating to this Agreement and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum.

(d)     This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall constitute a single instrument.

(e)     This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by the parties hereto. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(f)     This Agreement (including the Exhibits and Schedules hereto and together with the Offering Documents) constitutes the entire agreement between the parties hereto with respect to the Placement and supersedes any and all prior agreements and understandings between the parties with respect to the Placement.

[Signature page follows]

This Placement Agency Agreement is executed and shall be effective as of the date first written above.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director of Investment Banking

ACCEPTED AND AGREED TO:

DIFFUSION PHARMACEUTICALS Inc.

By:	/s/ David Kalergis
Name: David Kalergis
Title: Chief Executive Officer